                                                                    EXHIBIT 10.1

                                OPTION AGREEMENT
                                ----------------


     THIS AGREEMENT made as of the 4th day of July, 1996.

BETWEEN:

     MK GOLD COMPANY, a corporation incorporated under the laws of the State of
     ---------------
     Delaware, having an office at Suite 2100 - 60 East South Temple, Salt Lake City, Utah, 84111

     (hereinafter referred to as "MK Gold")

AND:

     MINAMERICA CORPORATION, a corporation incorporated under the laws of the
     ----------------------
     Republic of Panama, having an office at Torre Banco General, Marbella Piso #25, Apartado 87-4733, Panama 7, Republic of Panama

     (hereinafter referred to as "MinAmerica")

WHEREAS:

A. MK Gold is the beneficial owner of a total of 6,560,000 common shares without par value (the "Shares") in the capital of Arlo Resources Ltd., a corporation continued under the laws of the Yukon Territory, Canada ("Arlo");

B. MK Gold is the holder of non-transferable warrants to acquire a total of 2,655,000 common shares without par value in the capital of Arlo, at prices ranging from $1.00 to $1.50 per share, and exercisable for periods of two years from their respective dates of issue (collectively, the "Warrants");

C. MK Gold is also the holder of a right to acquire (the "Back-in Right"), in certain circumstances, an interest in one or more logical mining units situated on an exploration concession located in Panama, known as the Chorcha concession, which right arises pursuant to an agreement dated for reference November 7, 1994 among Arlo, Arlo Resources (Panama) S.A.-("Arlo Panama"), MinAmerica, Geo Minas, S.A. and MK Gold;

D. Pursuant to a Voting Trust Agreement among MK Gold, MinAmerica, Daniel J. Kunz, Richard C. Fifer and Pacific Corporate Trust Company (the "Depositary") made as of November 7, 1994 (the "Voting Trust Agreement"), MK Gold has deposited share certificates representing all of the Shares with the Depositary and the Depositary has issued to MK Gold voting trust certificates no's. 1138, 1140, 1142, 1159 and 1160 evidencing MK Gold's rights to the Shares (the "Voting Trust Certificates");

E. Section 5 of the Voting Trust Agreement prohibits the transfer by either MK Gold or MinAmerica of any voting trust certificate held by it without the prior written consent of the other;

F. Pursuant to a Right of First Offer and Anti-Dilution Agreement among MK Gold, MinAmerica and Arlo made as of November 7,1994 (the "Right of First Offer Agreement"), MK Gold agreed, subject to certain exceptions, not to sell or transfer any of the Shares without first complying with the right of first offer procedures contained therein;

G. MK Gold and MinAmerica have discussed the possible acquisition by MinAmerica of all of MK Gold's right, title and interest in and to the Shares, including, without limitation, the Voting Trust Certificates (collectively, the "Interest") and the surrender by MK Gold, concurrently therewith, of the Back-in Right and the Warrants; and

H. In order to facilitate the acquisition referred to in Recital G above, MK Gold has agreed to grant to MinAmerica an option to purchase the Interest on the terms and conditions set out below.

     NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises, the mutual covenants and agreements herein contained and the payment referred to in section 3.1 below, MK Gold and MinAmerica (hereinafter sometimes collectively referred to as the "Parties") hereby covenant and agree as follows:


1.   INTERPRETATION
     --------------

1.1  DIVISIONS AND HEADINGS.  The division of this Agreement into sections and
     ----------------------
the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. All references in this Agreement to a designated section or other subdivision, is to the designated section or other subdivision of this Agreement.

1.2  GENDER AND NUMBER.  Unless the context otherwise requires, words importing
     -----------------
the singular include the plural and vice versa and words importing gender include all genders.

1.3  GOVERNING LAW.  This Agreement shall in all respects be governed by and
     -------------
construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Each Party hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia, agrees that such courts shall have in personam jurisdiction over it, consents to service of process in any manner authorized by British Columbia law, and agrees that any action, suit or proceeding with respect to any disputes, differences or controversies arising out of, in relation to or in connection with this Agreement, or any breach hereof, shall be brought in the courts of the Province of British Columbia. Each Party further agrees that a final judgment in any such action or suit shall be conclusive and may be enforced in other jurisdiction by suit or action on the judgment or in any other manner specified by law.

1.4  INVALIDITY.  The invalidity or unenforceability of any provision of this
     ----------
Agreement shall not affect the validity or enforceability of any other provision hereof and any such invalid or unenforceable provision shall be deemed to be severable.

1.5  CURRENCY.  Unless otherwise indicated herein, all dollar amounts referred
     --------
to in this Agreement are expressed, and shall be paid, in Canadian currency.

2.   GRANT OF OPTION
     ---------------

2.1  OPTION.  MK Gold grants to MinAmerica the full and exclusive first right
     ------
and option (the "Option"), irrevocable within the time limited herein for exercise, to purchase, subject to the conditions set out in section 10, all (but not less than all) of the Interest for the sum of $1,640,000 (the "Exercise Price").

3.   OPTION FEE
     ----------

3.1  OPTION FEE.  MK Gold acknowledges that, in consideration of the grant of
     ----------
the Option, MinAmerica has paid to MK Gold the sum of $100,000 (the "Option Fee"), which amount shall be credited against the Exercise Price if the Option is duly exercised by MinAmerica, and which amount shall be retained by MK Gold, absolutely, without any further liability or obligation to MinAmerica hereunder, if the Option is not duly exercised by MinAmerica.

4.   EXERCISE OF OPTION
     ------------------

4.1  EXERCISE. The Option may be exercised by MinAmerica, by giving written
     --------
notice of such exercise to MK Gold in the manner specified in section 16.1 below, at any time on or before 5:00 p.m. (Vancouver time) on August 19, 1996 (the "Expiry Time"), at which time the Option shall, if not exercised as provided herein, terminate and cease to be of any further force or effect.

5.   REPRESENTATIONS AND WARRANTIES OF MK GOLD
     -----------------------------------------

5.1  REPRESENTATIONS OF MK GOLD.  MK Gold represents and warrants to MinAmerica
     --------------------------
that:

     (a) the Shares have been duly and validly issued and are outstanding as fully paid and non-assessable shares in the capital of Arlo;

     (b) the Interest is legally and beneficially owned by MK Gold, free and clear of all liens, charges, mortgages, pledges, security interests, encumbrances and claims whatsoever, other than pursuant to the Voting Trust Agreement and the Right of First Offer Agreement;

     (c) MK Gold has not granted or entered into any agreement, option, understanding or commitment, present or future, contingent or absolute, in respect of the Interest, or any part thereof, to or in favor of any person, firm or corporation, other than the Right of First Offer Agreement and the Voting Trust Agreement;

     (d) this Agreement has been duly and validly authorized, executed and delivered by MK Gold and constitutes a legal, valid and binding obligation of MK Gold, enforceable against it in accordance with its terms, except as may be limited by laws of general application affecting the rights of creditors;

     (e) MK Gold has all necessary corporate power, capacity and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the Interest to MinAmerica on and subject to such terms and conditions; and

     (f) other than the Back-in Right, MK Gold holds no right or option to acquire any interest in any mineral concession in Panama held by or optioned to Arlo or Arlo Panama as of the date of this Agreement.

6.   REPRESENTATIONS OF MINAMERICA
     -----------------------------

6.1  REPRESENTATIONS OF MINAMERICA.  MinAmerica represents, warrants and
     -----------------------------
acknowledges to MK Gold that:

     (a) this Agreement has been duly and validly authorized, executed and delivered by MinAmerica and constitutes a legal, valid and binding obligation of MinAmerica, enforceable against it in accordance with its terms, except as maybe limited by laws of general application affecting the rights of creditors;

     (b) MinAmerica has all necessary corporate power, capacity and authority to enter into this Agreement on the terms and conditions herein set forth and to purchase the Interest from MK Gold on and subject to such terms and conditions;

     (c) the Shares constitute the holdings of a "control person", as that term is defined in the Securities Act of British Columbia, as amended (the "Act") and, as such, the sale and transfer of the Interest to MinAmerica if the Option is duly exercised, will be effected pursuant to the prospectus exemption contained in section 55(2)(4) of the Act.
          Accordingly:

          (i) MK Gold will, at least 7 days prior to the sale of the Interest, be required to file a notice and declaration, in the required form, with the British Columbia Securities Commission (the "BCSC") and the Vancouver Stock Exchange (the "VSE") pursuant to section 136 of the Securities Rules made under the Act (the "Rules");

         (ii) the Interest (including the Shares and Voting Trust Certificates) will, after the transfer of the same to MinAmerica, be subject to restrictions on resale set out in the Act and/or the Rules;

        (iii) MinAmerica will not receive information which would otherwise be provided to it under the Act and will be restricted from using most of the civil remedies available under the Act; and

         (iv) the transfer of the Interest to MinAmerica will require the prior approval of the VSE;

     (d) the Shares are comprised, in part, of:

          (i) 125,000 Shares (the "Escrow Shares"), which are held by and registered in the name of the Depositary pursuant to an escrow agreement, and which may only be released from escrow or transferred within escrow with the prior approval of the VSE; and

         (ii) 910,000 Shares (the "Private Placement Shares"), which are the subject matter of an undertaking granted by MK Gold to the VSE which prohibits the transfer or sale of such Shares on or before August 31, 1996, without the prior approval of the VSE;

     (e) if the Option is exercised, MinAmerica will be acquiring the Interest as principal, for its own account and not on behalf of others, and for purposes of investment and not with the intention of effecting a distribution, and no other person, firm or corporation will have a beneficial interest in the Interest, the Shares or the Voting Trust Certificates;

     (f) MinAmerica has not been formed solely for the purpose of purchasing the Interest (or for other similar purchases) pursuant to an exemption from the prospectus requirements of the Act;

     (g) MinAmerica has not been induced to enter into this Agreement or to purchase the Interest by any advertisement in radio, television or printed media of general and regular paid circulation;

     (h) the jurisdiction of incorporation and address of MinAmerica are correctly set forth below its name on the first page of this Agreement;

     (i) MinAmerica is not a "U.S. Person" (as defined in Regulation S under the U.S. Securities Act of 1933, as amended (the "1933 Act")), that it has no office or address in the United States of America, and that no offer to sell the Interest, or grant the Option, was made to MinAmerica in the United States of America and that this Agreement was executed by MinAmerica outside of the United States;

     (j) the Shares and the Voting Trust Certificates have not been registered under the 1933 Act and may not be offered or sold in the United States, unless registered hereunder and under applicable state securities laws, or unless an exemption from such requirements is available; and

     (k) MinAmerica has access to all relevant financial, technical, operational and corporate information relating to Arlo and the Interest.

7.   SURVIVAL AND RELIANCE
     ---------------------

7.1  SURVIVAL.  The representations and warranties contained in this Agreement
     ---------
shall survive the exercise of the Option and the closing of the sale and purchase of the Interest (the "Closing").

7.2  RELIANCE.  Each of the Parties acknowledges and agrees that the other Party
     ---------
has entered into this Agreement relying on the warranties and representations and other terms and conditions of this Agreement, notwithstanding any independent searches, enquiries or other investigations undertaken by or on behalf of such other Party.

8.   COVENANTS OF MK GOLD
     --------------------

8.1  COVENANTS OF MK GOLD.  MK Gold covenants and agrees with MinAmerica that:
- ---  ---------------------

     (a) it will not, prior to the Expiry Time, enter into any agreement, commitment or arrangement which would preclude it from selling and transferring the Interest to MinAmerica, if the Option is duly exercised, in accordance with the terms of this Agreement;

     (b) upon the exercise of the Option by MinAmerica, it will promptly request Arlo to apply to the VSE for its approval of the transfer of the Interest (including, without limitation, the Escrow Shares and Private Placement Shares) to MinAmerica, and will use all reasonable efforts to assist Arlo in obtaining such approval;

     (c) it will take all such actions as are necessary or desirable in order to comply with any and all requirements under the Act and Rules which apply to its offer and sale of the Interest pursuant to this Agreement;

     (d) on or before the Closing Date (as defined below), it will deliver, or cause to be delivered, to MinAmerica each of the instruments and documents referred to in section 11.1, and will do such further acts and things and execute such further instruments and documents as are necessary or desirable to carry out the intent of this Agreement; and

     (e) it will, on or before the Closing Date, return to Arlo all of the technical data, records, and other information belonging to Arlo which are then in MK Gold's possession.

9.   COVENANTS OF MINAMERICA
     -----------------------

9.1  COVENANTS OF MINAMERICA.  MinAmerica covenants and agrees with MK Gold
     -----------------------
that:

     (a) it has, on or before June 14, 1996, advanced the sum of $100,000 to Arlo, as a non-interest bearing loan, to be used by Arlo to make the payments required under the option agreements relating to the Santa Lucia and Oro del Norte concessions in Panama;

     (b) it will use all reasonable efforts to ensure that Arlo performs the work which is required to be performed by it on or before the Closing Date under the option agreement relating to the Santa Lucia concession;

     (c) upon the exercise of the Option, it will take all such actions as are necessary or desirable in order to obtain the approval referred to in section 8.1(b) and, without limiting the generality of the foregoing, will use all reasonable efforts to assist Arlo in obtaining such approval;

     (d) it will take all such actions as are necessary or desirable in order to comply with any and all requirements under the Act and Rules which apply to its purchase of the Interest pursuant to this Agreement;

     (e) on or before the Closing Date, it will deliver, or cause to be delivered, to MK Gold each of the instruments and documents referred to in section 11.2, and will do such further acts and things and execute such further instruments and documents as are necessary or desirable to carry out the intent of this Agreement;

     (f) upon its exercise of the Option, it shall be deemed to have waived the provisions of the Right of First Offer Agreement and Voting Trust Agreement which prohibit or restrict the sale or transfer of the Shares and the Voting Trust Certificates, insofar as such provisions would apply to the sale and transfer of the Interest to MinAmerica pursuant to this Agreement;

     (g) if the Option is exercised, it will promptly execute and deliver, as and when requested by MK Gold or Arlo, or their solicitors, one or more undertakings and/or declarations relating to the Escrow Shares and the Private Placement Shares, in such form(s) as are required by the VSE in connection with its approval of the transfer of the Interest; and

     (h) if the Option is exercised, it will use all reasonable efforts to cause Arlo Panama to repay to MK Gold, within six (6) months after the Closing Date, all of the indebtedness owing to MK Gold, pro rata with the payment of its indebtedness to other creditors with whom it is dealing at arm's length, it being acknowledged that, as of the date of this Agreement, the amount of the indebtedness owing by Arlo Panama to MK Gold is approximately $75,000, and that such indebtedness shall bear interest at the prime lending rate announced from time to time by MK Gold's principal bank.

10.  CONDITIONS
     ----------

10.1 CONDITIONS IN FAVOR OF MK GOLD.  Notwithstanding anything contained in this
     ------------------------------
Agreement, the obligation of MK Gold to sell and transfer the Interest to MinAmerica, if the Option is duly exercised, is subject to the condition that on the Closing Date:

     (a)  the approval referred to in section 8.1(b) shall have been obtained;

     (b)  the representations and warranties of MinAmerica set out in section
          6.1 shall be true and correct in all material respects; and

     (c) all of the covenants and agreements to be performed and observed by MinAmerica on or before the Closing Date hereunder shall have been performed and observed.

10.2 WAIVER BY MK GOLD.  The conditions set forth in section 10.1 are for the
     -----------------
exclusive benefit of MK Gold and may be waived by MK Gold, in writing, in whole or in part on or before the Closing Date.

10.3 CONDITIONS IN FAVOR OF MINAMERICA.  Notwithstanding anything contained in
     ----------------------------------
this Agreement, the obligation of MinAmerica to purchase the Interest, if the Option is exercised, shall be subject to the condition that:

     (a)  the approval referred to in section 8.1(b) shall have been obtained;

     (b) the representations and warranties of MK Gold set out in section 5.1 shall be true and correct in all material respects; and

     (c) all of the covenants and agreements to be performed and observed by MK Gold on or before the Closing Date hereunder shall have been performed and observed.

10.4 WAIVER BY MINAMERICA.  The conditions set forth in section 10.3 are for the
     ---------------------
exclusive benefit of MinAmerica and may be waived by MinAmerica, in writing, in whole or in part on or before the Closing Date.

11.  DELIVERIES AT CLOSING
     ---------------------

11.1 BY MK GOLD.  On the Closing Date, MK Gold shall deliver the following
     ----------
instruments and documents to MinAmerica:

     (a) the resignation in writing of Mr. Richard B. Rickard, and any other person nominated by MK Gold pursuant to the Voting Trust Agreement, as a director and/or officer of Arlo and Arlo Panama;

     (b) the Voting Trust Certificates, duly endorsed for transfer to MinAmerica, together with a stock power of attorney relating to the Interest, duly executed by MK Gold;

     (c) a release, executed by MK Gold, releasing MinAmerica from any and all claims, actions, suits, damages, demands and liabilities whatsoever, in law or in equity, which MK Gold ever had, now has, or may have, against MinAmerica for or by reason of any matter, cause or thing whatsoever done or omitted to be done by MinAmerica, other than pursuant to this Agreement;

     (d) a release or surrender of the Back-in Right and the Warrants, duly executed by MK Gold, in form and substance acceptable to each of MinAmerica and MK Gold, acting reasonably;

     (e)  the certificates evidencing the Warrants; and

     (f) a certificate executed by MK Gold dated the Closing Date to the effect that the representations and warranties of MK Gold contained in this Agreement are true and correct in all material respects as of the Closing Date.

11.2 BY MINAMERICA.  On the Closing Date, MinAmerica shall deliver the following
     -------------
instruments and documents to MK Gold:

     (a) a certified cheque or bank draft, drawn on a major Canadian or American bank, payable to or to the order of MK Gold, in the amount of the Exercise Price, less the Option Fee;

     (b) a release, executed by MinAmerica, releasing MK Gold from any and all claims, actions, suits, damages, demands and liabilities whatsoever, in law or in equity, which MinAmerica ever had, now has, or may have, against MK Gold for or by reason of any matter, cause or thing whatsoever done or omitted to be done by MK Gold, other than pursuant to this Agreement; and

     (c) a certificate executed by MinAmerica dated the Closing Date to the effect that the representations and warranties of MinAmerica contained in this Agreement are true and correct in all material respects as of the Closing Date.

12.  CLOSING
     -------

12.1 TIME AND PLACE.  If the Option is duly exercised by MinAmerica in
     ---------------
accordance with section 4.1, the purchase and sale of the Interest shall be completed on that date which is thirty (30) days after the date of such exercise, or on such other date as the Parties may agree upon in writing, (the "Closing Date"), at the offices of MinAmerica's solicitors in Vancouver, Canada, or at such other place as the Parties may agree upon in writing.

12.2 PROCEDURES.  All documents to be delivered at the Closing will be delivered
     ----------
to the appropriate Party, or its solicitor, in escrow, on or before the Closing Date. All matters of payment, execution and delivery of documents required to be paid and/or delivered on the Closing Date will be deemed to be concurrent requirements, and the closing of the purchase and sale of the Interest shall not occur until all such payments and documents have been paid, executed and/or delivered, as the case may be.

13.  INDEMNIFICATION
     ---------------

13.1 BY MK GOLD.  MK Gold will, upon demand, indemnify, defend and hold
     ----------
harmless MinAmerica from and against any and all demands, claims, actions, proceedings, losses, damages, liabilities, costs and expenses of every nature and kind (including, without limitation, legal fees on a solicitor and his own client basis) suffered or incurred by MinAmerica, directly or indirectly, by reason of any breach of or inaccuracy in any representation or warranty on the part of MK Gold contained in this Agreement or any breach or nonfulfillment of any covenant or agreement on the part of MK Gold contained herein.

13.2 BY MINAMERICA.  MinAmerica will, upon demand, indemnify, defend and hold
     --------------
harmless MK Gold from and against any and all demands, claims, actions, proceedings, losses, damages, liabilities, costs and expenses of every nature and kind (including, without limitation, legal fees on a solicitor and his own client basis) suffered or incurred by MK Gold, directly or indirectly, by reason of any breach of or inaccuracy in any representation or warranty on the part of

MinAmerica contained in this Agreement or any breach or nonfulfillment of any covenant or agreement on the part of MinAmerica contained herein.

14.  CONFIDENTIALITY AND DISCLOSURE
     ------------------------------

14.1 CONFIDENTIALITY.  Except as required under applicable law, each of the
     ----------------
Parties shall keep the existence and terms of this Agreement, and the transactions contemplated hereby, strictly confidential; provided that it is acknowledged and agreed that either Party shall be entitled to notify Arlo, and its board of directors, of this Agreement, on a confidential basis.

14.2 DISCLOSURE.  The Parties further agree that if, in the opinion of Arlo's
     -----------
solicitors, Arlo is required to file a material change report with the BCSC with respect to this Agreement prior to the exercise of the Option by MinAmerica, they shall request Arlo to file such report on a confidential basis and to maintain the confidentiality of this Agreement and such report until the Option is exercised. Neither Party shall, unless required by applicable law, issue a press release or make any other public announcement or public disclosure of this Agreement, or cause Arlo to do so, without first providing a draft of such release or announcement to the other Party.

15.  RESTRICTED AREAS OF INTEREST
     ----------------------------

15.1 RESTRICTION.  MK Gold shall not, within a period of two years from the
     ------------
Closing Date, without the prior written consent of MinAmerica, acquire any interest of any kind, directly or indirectly, in any mineral concession located within two (2) kilometres of any of the following concessions:

     (a)  Chorcha;

     (b)  Filo Corriente Grande;

     (c)  Changuinola Centro;

     (d)  Changuinola Norte; and

     (e)  Changuinola Sur;

each of which is more particularly described in Exhibit "A" hereto.

16.  NOTICES
     -------

16.1 NOTICES.  All notices, requests or other communication required or
     -------
permitted to be given under this Agreement shall be given in writing in the English language and shall be personally delivered or telecopied (with confirmation by registered airmail, postage prepaid) and addressed as follows:

     (a)  to MK Gold:

          Suite 2100 - 60 East South Temple
          Salt Lake City, Utah
          84111

          Attention:  Mr. Richard B. Rickard
          ---------

          Telecopier No.: (801) 237-1730

          with a copy to:

          Fraser & Beatty
          1500 - 1040 West Georgia Street
          Vancouver, B.C.
          V6E 4H8

          Attention:  Gary R. Sollis
          ---------

          Telecopier No.:  (604) 683-5214

     (b)  to MinAmerica:

          Torre Banco General
          Marbella Piso #25
          Apartado 87-4733
          Panama 7
          Republic of Panama

          Attention:  Juan F. Pardini
          ----------

          Telecopier No.:  011-507-263-2460

          with a copy to:

          Tupper Jonsson & Yeadon
          1710 - 1177 W. Hastings Street
          Vancouver, B.C.
          V6E 2L3

          Attention: Lee S. Tupper
          ---------

          Telecopier No.: (604) 681-0139

     Any notice personally delivered will be effective on the date of delivery and any notice sent by telecopier will be effective on the day following the date of transmission.

     Either Party may give written notice of a change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address.

17.  GENERAL PROVISIONS
     ------------------

17.1 TIME OF ESSENCE.  Time shall be of the essence of this Agreement.
     ----------------

17.2 WHOLE AGREEMENT.  This Agreement, together with the other documents
     ----------------
contemplated hereby, contains the whole agreement between MK Gold and MinAmerica in respect of the Option and supersedes all prior agreements and understandings, oral or written, by or between the Parties. There are no warranties, representations, terms, conditions or collateral agreements, express, implied or otherwise, relating to the Option, other than as expressly set forth in this Agreement and in the documents to be delivered pursuant to this Agreement.

17.3 AMENDMENTS AND WAIVERS.  No amendment, waiver or termination of this
     ----------------------
Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

17.4 SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and shall
     ----------------------
enure to the benefit of the Parties and their respective successors and permitted assigns; provided that this Agreement shall not be assigned, in whole or in part, by either Party to any other person, firm or corporation, without the prior written consent of the other Party.

17.5 COUNTERPARTS.  This Agreement may be executed in one or more counterparts
     ------------
and such counterparts may be transmitted by electronic facsimile, and each such counterpart shall be deemed to be an original and together such counterparts shall constitute one document.

     IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the day and year first above written.

                    MK GOLD COMPANY


                    By: __________________________________
                         Authorized Signatory


                    MINAMERICA CORPORATION


                    By: __________________________________
                         Authorized Signatory


                    By: __________________________________
                         Authorized Signatory